AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 31st day of March, 2015, to the Fund Accounting Servicing Agreement, dated as of June 8, 2006, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) on behalf of its separate series listed on Amended Exhibit Q attached hereto (as amended from time to time), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit Q is hereby superseded and replaced with Amended Exhibit Q attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Senior Vice President

Huber	1

Amended Exhibit Q to the
Separate Series of Advisor Series Trust Fund Accounting Agreement

Name of Series
Huber Capital Equity Income Fund
Huber Capital Small Cap Value Fund
Huber Capital Diversified Large Cap Value Fund
FUND ACCOUNTING SERVICES FEE SCHEDULE at March, 2015
Annual Fund Accounting Fee Per Fund*
Base fee on the first $[   ] plus
3.00 basis point on the next $[   ]
1.00 basis point on the balance
Annual Base Fee on First $[   ] Per Fund*
$[   ] per domestic equity fund
$[   ] per domestic balanced fund
$[   ] per domestic fixed income or money market fund
$[   ] per international or global equity funds
Additional Share Class per Fund*
$[   ]per year for each additional share class

Services Included in Annual Fee Per Fund
▪   Advisor Information Source – On-line access to portfolio management and compliance information.
▪   Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.

Pricing Services
▪   $[   ] - Domestic Equities, Options, ADRs, Foreign Equities
▪   $[   ] - Domestic Corporates, Convertibles, Governments, Agencies, Futures, Options on Futures, Forwards, Currency Rates, Mortgage Backed
▪   $[   ] - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporates, Convertibles, Governments, Agencies,  Asset Backed, High Yield
▪   $[   ] - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
▪   $[   ] - Bank Loans
▪   $[   ] - Swaptions
▪   $[   ] - Credit Default Swaps
▪   $[   ] per Month Manual Security Pricing (>25per day)

Fair Value Services (Charged at the Complex Level)
▪   $[   ] per security on the First 100 Securities
▪   $[   ] per security on the Balance of Securities

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change.  Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non- standard security type, such as CLOs and CDOs, which may result in additional fees.  All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action Services
▪ $[   ] per Foreign Equity Security per Month
▪ $[   ] per Domestic Equity Security per Month

Factor Services (security paydown factor data)
▪   $[   ] per CMOs, Asset Backed, Mortgage Backed Security per Month

Prices above are based on using U.S. Bancorp standard data pricing services and are subject to change.

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.

(signature on the following page)

Huber	2

Amended Exhibit Q (continued) to the
Separate Series of Advisor Series Trust Fund Accounting Agreement

Advisor’s Signature below acknowledges approval of the fee schedules on this Amended Exhibit Q.

Huber Capital Management LLC

By: /s/ Gary Thomas                                                                                Printed Name: Gary Thomas

Title: CCO                                                                Date: _______________________

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